UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION


                             Washington, DC 20549



                                  FORM 8-K/A

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): July 11, 1996

                         London Financial Corporation
            (Exact name of registrant as specified in its charter)



          Ohio                   0-26248                  34-1800830
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(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)


                    2 East High Street, London, Ohio 43140
                   (Address of principal executive offices)


Registrant's telephone number, including area code:  614-852-0787.


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                                   FORM 8-K


Item 1.     Changes in Control of Registrant.

            Not applicable.

Item 2.     Acquisition or Disposition of Assets.

            Not applicable.

Item 3.     Bankruptcy or Receivership.

            Not applicable.

Item 4.     Changes in Registrant's Certifying Accountant.


      On July 11, 1996, London Financial Corporation (the "Corporation"), with the approval of the Board of Directors, decided to change the Corporation's independent public auditors from KPMG Peat Marwick LLP to Grant Thornton LLP. KPMG Peat Marwick LLP served as the Corporation's independent public auditors from 1987 through the fiscal year ended September 30, 1995. The Board of Directors' decision to engage Grant Thornton LLP is based on that firm's commitment toward serving mid-sized community-based financial institutions. The KPMG Peat Marwick LLP reports on the consolidated financial statements of the Corporation for the past two years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the last two fiscal years of the Corporation and The Citizens Loan & Savings Company, the Corporation's subisidiary ("Citizens"), and the interim period through July 11, 1996, there have not been any disagreements between the Corporation or Citizens and KPMG Peat Marwick LLP on any matter of accounting principles or practices, consolidated financial statement disclosure or audit scope or procedure.


      Grant Thornton LLP has been engaged as the Corporation's independent public auditors effective July 11, 1996. The Corporation has not requested or obtained any advice from Grant Thornton LLP concerning any material accounting, auditing or financial reporting issue regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Corporation's consolidated financial statements.

Item 5.     Other Events.

      Not applicable.


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Item 6.     Resignations of Registrant's Directors.

            Not applicable.

Item 7.     Financial Statements and Exhibits.


            Exhibit 16. Letter from KPMG Peat Marwick LLP.


Item 8.     Change in Fiscal Year.

            Not applicable.



                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



Date: July 25, 1996                      LONDON FINANCIAL CORPORATION
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                                        By:  John J. Bodle
                                             __________________________________
                                             President and Chief Executive
                                             Officer


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